                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                            THE HAIN FOOD GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            THE HAIN FOOD GROUP, INC.
                         50 Charles Lindbergh Boulevard
                            Uniondale, New York 11553








                                                            November 10, 1997








Dear Fellow Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of The Hain Food Group, Inc., scheduled to be held on Tuesday, December 9, 1997 at the conference center, located in the lower lobby, at 50 Charles Lindbergh Boulevard, Uniondale, New York 11553, commencing at 11:00 A.M., Eastern Standard Time. Your Board of Directors and management look forward to greeting personally those stockholders able to attend.

         Details of business to be conducted at the annual meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed for your information is a copy of our Annual Report for 1997.

         It is important that your shares are represented at the meeting whether or not you plan to attend. Accordingly, we request your cooperation by promptly signing, dating and mailing the enclosed Proxy in the envelope provided for your convenience.

                                                 Sincerely,



                                                 /s/ Irwin D. Simon
                                                 -----------------------------
                                                 Irwin D. Simon
                                                 President and Chief Executive
                                                 Officer

                            THE HAIN FOOD GROUP, INC.
                         50 Charles Lindbergh Boulevard
                            Uniondale, New York 11553

                           --------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               AND PROXY STATEMENT
                           --------------------------


To the Stockholders of
         THE HAIN FOOD GROUP, INC.:

         The Annual Meeting of Stockholders of The Hain Food Group, Inc. (the "Company") will be held on Tuesday, December 9, 1997 at 11:00 A.M., Eastern Standard Time, at the conference center, located in the lower lobby, 50 Charles Lindbergh Boulevard, Uniondale, New York 11553, for the following purposes:

            (i) To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

           (ii) To approve amendments of the Company's 1994 Long Term Incentive and Stock Award Plan to (a) increase the number of shares issuable over the term of the plan by 345,000 shares to 1,200,000 shares in the aggregate and (b) place an upper limit of 150,000 shares on the number of shares for which options or stock appreciation rights may be granted to any participant under the plan during any calendar year;

          (iii) To ratify the appointment of Ernst & Young LLP as independent auditors for fiscal 1998; and

           (iv) To transact such other business as may properly come before the meeting.

         Your vote is important. If you do not expect to be present at the meeting and wish your stock to be voted, please sign and date the enclosed Proxy and mail it promptly in the enclosed reply envelope addressed to Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                     SOLICITATION AND REVOCATION OF PROXIES

         Proxies are being solicited on behalf of the Board of Directors of the Company, and the Company will bear the cost of such solicitation. It is expected that the solicitation of Proxies will be primarily by mail. Proxies may also be solicited by officers and employees of the Company at no additional cost to the Company, in person or by telephone, telegram or other means of communication. The Company may reimburse custodians, nominees and fiduciaries holding Common Stock (as defined below) for their reasonable expenses in sending proxy material to principals and obtaining their Proxy. Any stockholder giving a Proxy may revoke it at any time before it is exercised by written notice to the Secretary of the Company or by voting in person at the meeting.

         It is expected that this Notice of Annual Meeting of Stockholders and Proxy Statement will first be mailed to stockholders on or about November 10, 1997.

              STOCKHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

         Only stockholders of record at the close of business on November 7, 1997 will be entitled to vote at the Annual Meeting. On that date there were 8,781,899 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") outstanding and entitled to be voted at the Annual Meeting. Each such share is entitled to one vote. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

                       BENEFICIAL OWNERSHIP OF SECURITIES

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of October 27, 1997 for
(i) each person who is known by the Company to beneficially own more than 5.0% of the outstanding shares of Common Stock, (ii) each of the individuals named in the Summary Compensation Table, (iii) each director and (iv) all executive officers and directors of the Company as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and does not necessarily bear on the economic incidents of ownership or the right to transfer such shares.

                                              Number of Shares   Percentage of
                                                                  Common Stock
---------------------------------------------
Irwin D. Simon(1)............................   1,573,482            16.7%
---------------------------------------------
Andrew R. Heyer(2)(3)........................   1,232,176            13.1%
---------------------------------------------
Jack Kaufman(4)..............................     115,000             1.3%
---------------------------------------------
Benjamin Brecher(5)..........................     122,097             1.4%
---------------------------------------------
Ellen Deutsch(4).............................      50,000                *
---------------------------------------------
Beth L. Bronner(6)(7)........................      59,167                *
---------------------------------------------
Barry Gordon(6)(8)...........................      72,500                *
---------------------------------------------
Steven S. Schwartzeich(6)(9).................      22,500                *
---------------------------------------------
William Carmichael(6)(9).....................      22,500                *
---------------------------------------------
William J. Fox(6)(9).........................      25,000                *
---------------------------------------------
Jack Futterman(6)(9).........................      16,000                *
---------------------------------------------
Argosy-Hain Warrant Holdings, L.P.(10).......     550,000             5.8%
---------------------------------------------
Argosy-Hain Investment Group, L.P............     619,528             7.1%
---------------------------------------------
Jay R. Bloom(3)..............................   1,215,222            13.0%
---------------------------------------------
Dean C. Kehler(3)............................   1,232,356            13.2%
---------------------------------------------
Argosy Investment Corp.(3)(11)...............   1,169,528            12.5%
---------------------------------------------
Soros Fund Management LLC(12)................   1,246,000            14.2%
---------------------------------------------
George Soros(12).............................   1,246,000            14.2%
---------------------------------------------
Stanley F. Druckenmiller(12).................   1,246,000            14.2%
---------------------------------------------
White Rock Capital, L.P.(12).................   1,396,000            15.9%
---------------------------------------------
Thomas U. Barton(12).........................   1,451,000            16.6%
---------------------------------------------
Joseph U. Barton(12).........................   1,421,000            16.2%
---------------------------------------------
Robertson, Stephens & Company
  Investment Management, L.P.(13)............     477,000             5.4%
---------------------------------------------
Bayview Holdings, Inc.(13)...................     477,000             5.4%
---------------------------------------------
Robertson, Stephens Investment
  Management Co.(13).........................     477,000             5.4%
---------------------------------------------
BankAmerica Corporation(13)..................     477,000             5.4%
---------------------------------------------
All executive officers and
   directors as a group (eleven                 3,310,422            31.8%
   persons)(14)..............................
---------------------------------------------
---------------------
*      Indicates less than 1%.
(1) Includes 600,000 shares of Common Stock issuable upon the exercise of options under the Company's 1993 Executive Stock Option Plan (the " 1993 Plan") and 45,000 shares of Common Stock issuable upon the exercise of options under the Company's 1994 Long Term Incentive and Stock Award Plan (the "1994 Plan"). Mr. Simon is President, Chief Executive Officer and a Director of the Company. Excludes conditionally granted options. See "Proposal 2 -- Addition of Shares to and Limitation of Awards Under the
        Long Term Incentive and Stock Award Plan -- Grant of Options."

(2) Includes 22,500 shares of Common Stock issuable upon the exercise of options under the Company's 1996 Directors Stock Option Plan (the "Directors Plan"). Mr. Heyer is Chairman of the Board of Directors of the Company.

(3) As the officers and directors of Argosy Investment Corp., which is the general partner of Argosy-Hain Investment Group, L.P. ("AHIG") and Argosy -Hain Warrant Holdings, L.P. ("AHWH"), Messrs. Heyer, Kehler and Bloom may be deemed to be the beneficial owners of the 550,000 shares of Common Stock to be issued upon exercise of AHWH Warrants and the 619,528 shares of Common Stock owned by AHIG.
(4) Includes 110,000 shares for Mr. Kaufman and 45,000 shares for Ms. Deutsch of shares of Common Stock issuable upon exercise of options under the 1994 Plan. Mr. Kaufman and Ms. Deutsch are officers of the Company.
(5) Includes 95,000 shares of Common Stock issuable upon the exercise of options under the 1994 Plan. Mr.Brecher is an officer of the company.
(6)    Director of the Company.
(7) Includes 22,500 shares of Common Stock issuable upon exercise of options under the Directors Plan.
(8) Includes 22,500 shares of Common Stock issuable upon the exercise of options under the Directors Plan and 50,000 shares of Common Stock issuable upon the exercise of options under the 1994 Plan.
(9) Includes 15,000 shares of Common Stock issuable upon exercise of options under the Directors Plan.
(10) Consists of Warrants to purchase 550,000 shares of Common Stock at $3.25 per share.
(11) As general partner of AHIG and AHWH, Argosy Investment Corp. may be deemed to be the beneficial owner of the 550,000 shares of Common Stock to be issued upon the exercise of AHWH Warrants and the 619,528 shares of Common Stock owned by AHIG.
(12) According to a Schedule 13D dated February 18, 1997 and Amendment No. 1 thereto dated August 5, 1997: (i) Soros Fund Management LLC, a Delaware limited liability company ("SFM LLC"), White Rock Capital, L.P., a Texas limited partnership ("White Rock"), Mr. Soros, Mr. Druckenmiller, Thomas
       U. Barton and Joseph U. Barton may be deemed beneficial owners of 1,246,000 shares of Common Stock (the "SFM Shares") acquired by White Rock on behalf of certain institutional clients; (ii) White Rock, Thomas
       U. Barton and Joseph U. Barton may be deemed beneficial owners of an additional 150,000 shares of Common Stock held in a securities portfolio managed by Thomas U. Barton and Joseph U. Barton; (iii) Joseph U. Barton beneficially owns 25,000 shares of Common Stock acquired for his personal account; and (iv) Thomas U. Barton beneficially owns 55,000 shares of Common Stock pursuant to an arrangement with Donaldson, Lufkin & Jenrette Securities Corporation providing for the trading of options to acquire such shares. Mr. Soros and Mr. Druckenmiller are members of the management committee of SFM LLC, which has been granted investment discretion over the SFM Shares. Thomas U. Barton and Joseph U.
       Barton are general partners of White Rock.
(13) According to a Schedule 13D dated July 14, 1997 and Amendment No. 1 thereto dated October 10, 1997, Robertson, Stephens & Company Investment Management, L.P., Bayview Investors, Ltd., Robertson, Stephens Investment Management Co. and BankAmerica Corporation may be deemed beneficial owners of 477,000 shares of Common Stock held by three investment funds:
       The Robertson Stephens Orphan Fund; The Robertson Stephens Global Low-Priced Stock Fund; and The Robertson Stephens Orphan Offshore Fund.
(14) Includes 600,000 shares issuable upon the exercise of options under the Company's 1993 Executive Stock Option Plan, 295,000 shares issuable upon the exercise of options under the 1994 Plan, 142,500 shares issuable upon the exercise of options under the Directors Plan and 550,000 shares issuable upon the exercise of Warrants. Excludes conditionally granted options. See notes 1, 2, 3, 4, 5, 7, 8 and 9.

Executive Compensation

Summary of Cash and Certain Other Compensation

         The following table sets forth the compensation paid by the Company for services rendered during the three fiscal years ended June 30, 1997 to or for the accounts of the Chief Executive Officer and the other three most highly compensated officers.

                                       Summary Compensation Table

                                         Annual Compensation                      Long-Term Compensation
                              ------------------------------------------  ----------------------------------------
                                                                                          Awards
                                                                          ----------------------------------------
                                                                          Restricted    Securities

Name and                      Fiscal                        Other Annual     Stock      Underlying    All Other
Principal Position            Year      Salary     Bonus    Compensation    Awards       Options     Compensation
----------------------------- ------  --------    -------   ------------    ------      ----------   ------------
Irwin D. Simon (1)            1997    $200,000    $60,000      $5,400          --         20,000         --
-----------------------------
  President, Chief            1996    $160,000    $52,000      $5,400          --         25,000         --
-----------------------------
  Executive Officer           1995    $160,000      --         $5,400          --           --           --
-----------------------------
  and Director
-----------------------------
Benjamin Brecher              1997    $125,000    $37,500      $5,400          --        250,000 (2)     --
-----------------------------
  Vice President-             1996    $125,000    $37,500      $5,400          --         10,000         --
-----------------------------
  Operations                  1995    $125,000      --         $5,400          --         15,000         --
-----------------------------
Ellen B. Deutsch (3)          1997    $140,000    $10,000      $5,400          --         25,000         --
-----------------------------
  Senior Vice President-      1996      $35,000   $0             $1,350          --         20,000         --
-----------------------------
  Sales & Marketing
-----------------------------

-----------------------------
Jack Kaufman                  1997    $100,000    $30,000      $5,400          --         50,000         --
-----------------------------
  Chief Financial             1996    $100,000    $30,000      $5,400          --         10,000         --
-----------------------------
  Officer, Treasurer and      1995    $100,000      --         $5,400          --           --           --
-----------------------------
  Assistant Secretary
-----------------------------

(1) Mr. Simon is employed pursuant to a three year employment agreement (which extends a prior employment agreement) which commenced on July 1, 1996, at annual base compensation of $200,000, with minimum annual increases of $25,000 on July 1, 1997 and July 1, 1998.
(2) 20% of such options became exercisable on December 31, 1996, and an additional 20% become exercisable on December 31 of the next four years, provided Mr. Brecher remains employed by the Company.
(3)      Ms. Deutsch commenced employment on April 1, 1996.

Employment Agreements

         Irwin D. Simon, President and Chief Executive Officer of the Company, entered into a three year employment agreement (which extends a prior employment agreement) which commenced July 1, 1996, at an annual base compensation of $200,000 effective July 1, 1996, with minimum annual increases of $25,000 on each of July 1, 1997 and July 1, 1998.

         In addition, each employee is eligible to receive short-term incentive bonus compensation, the amount of which, if any, shall be determined by the Board of Directors based on the employee's performance and contributions to the Company's success and on the Company's ability to pay such incentive compensation.

Stock Option Grants and Exercises

         The tables below set forth information with respect to grants of options to, and exercise of options by, the Chief Executive Officer and the three other most highly compensated executive officers of the Company, during the fiscal year ended June 30, 1997.

                             Option Grants in Last Fiscal Year

                          Individual Grants                                          Potential Realizable
                          -----------------
                                    % of Total                                         Value at Assumed
                      Options       Number of                                       Annual Rates of Stock
                      Granted to    Securities    Exercise                            Price Appreciation
                      Employees     Underlying    or Base                              for Option Term
                                                                                    ---------------------
                      in Fiscal     Options       Price         Expiration
Name                  Year          Granted       ($/Sh)(1)     Date                  5%             10%
----                  ---------     -------       ---------     ----------            --             ---
Irwin D. Simon           20,000         4.4%        $4.8125     June 2007           $60,600        $153,400
Benjamin Brecher        250,000(2)     54.9%        $3.25       December 2005      $510,000      $1,295,000
Ellen B. Deutsch         25,000         5.5%        $3.25 to    December 2006       $75,800        $191,800
                                                    $4.8125     and June 2007
Jack Kaufman             50,000        11.0%        $4.8125     June 2007          $151,500        $383,500
--------------------
(1)      Options were granted at exercise prices which were not less than the fair market value of the Common Stock at the time of grant.
(2)      20% of such options became exercisable on December 31, 1996, and an additional 20% become exercisable on December 31 of the next four years provided Mr. Brecher continues to remain in the employ of the Company.

                                                  Aggregate Option Exercises in Last Fiscal Year
                                                       and Fiscal Year End Option Values


                                                         Securities Underlying              Value of Unexercised
                       Shares                             Unexercised Options               In-the-Money Options
                       Acquired        Value             Held at June 30, 1997              at June 30, 1997(1)
Name                   on Exercise     Realized     Exercisable    Unexercisable      Exercisable    Unexercisable
----------------------
Irwin D. Simon(2)            0            $0           645,000           0              $984,313            $0
----------------------
Benjamin Brecher             0            $0            95,000     200,000              $132,788      $312,500
----------------------
Ellen B. Deutsch             0            $0            45,000           0               $39,063            $0
----------------------
Jack Kaufman                 0            $0           110,000           0               $96,850            $0
----------------------

__________________________
(1) Based on a price of $4.8125 per share, the closing bid price for the Common Stock on NASDAQ for such date.
(2) Excludes conditionally granted options. See "Proposal 2 -- Addition of Shares to and Limitation of Awards Under the Long Term Incentive and Stock Award Plan -- Grant of Options."

1994 Long Term Incentive and Stock Award Plan

         In December 1994, the Company adopted the 1994 Long Term Incentive and Stock Award Plan (the "1994 Plan"), which amended and restated the Company's prior stock option plan. The 1994 Plan provides for the granting of incentive stock options to employees, directors and consultants to purchase up to an aggregate of 855,000 shares of the Company's common stock. The 1994 Plan is administered by the Compensation Committee of the Board of Directors. All of the options granted to date under the 1994 Plan have been qualified stock options providing for exercise prices equivalent to the fair market price at date of grant, and expire 10 years after date of grant. At the discretion of the Compensation Committee, options are exercisable upon grant or over a five year period. Through June 30, 1994, options for an aggregate of 255,000 shares had been granted at a price of $3.25 per share. During 1995, options for an aggregate of 111,500 shares were granted at prices from $3.50 to $5.00 per share and 55,000 options were terminated. During 1996, 103,500 options were granted at prices ranging from $2.94 to $3.25 per share, and 15,000 options were terminated. During 1997, 475,000 options were granted at prices ranging from $3.00 to $4.81 per share, and 20,000 options were terminated. At June 30, 1997, 855,000 options were outstanding, of which 610,000 were currently exercisable, and no shares were available for grant. The Board of Directors has approved, subject to stockholder approval, an amendment of the 1994 Plan to increase the number of shares issuable over the term of the 1994 Plan by 345,000 shares to 1,200,000 shares in the aggregate. See "Proposal 2 - Addition of Shares to and Limitation of Awards Under the 1994 Long Term Incentive and Stock Award Plan."

1993 Executive Stock Option Plan

         The Company also has the 1993 Executive Stock Option Plan (the "1993 Plan") pursuant to which it granted Mr. Irwin D. Simon, its founder and Chief Executive Officer, options to acquire 600,000 shares of the Company's common stock. As a result of the Company achieving certain sales thresholds, all of such shares are currently exercisable. The exercise price of options designed to qualify as incentive options is $3.58 per share and the exercise price of non-qualified options is $3.25 per share. None of Mr. Simon's options have been exercised. The options expire ten years after date of grant.

1996 Directors Stock Option Plan

         At the Annual Meeting of Stockholders held in December 1996, stockholders approved the 1996 Directors Stock Option Plan (the "Directors Plan"). The Directors Plan provides for the granting of stock options to non-employee directors to purchase up to an aggregate of 300,000 shares of the Company's Common Stock. During 1996, options for an aggregate of 90,000 shares were granted at a price of $3.50 per share, and during 1997, options for an aggregate of 67,500 shares were granted at a price of $3.38 per share. During 1997, a former director of the Company exercised an option for 15,000 shares. At June 30, 1997, 142,500 options are outstanding and 142,500 are available for grant.

Compensation Committee Report on Executive Compensation

         Compensation Committee. The Compensation Committee (the "Committee") is responsible for determining the compensation of Company officers other than the salaries of the three most senior officers of the Company which are determined by the Board of Directors based upon the Committee's recommendation. The Committee also administers the 1994 Plan.

         The Committee is currently comprised of Mr. Heyer, Mr. Futterman and Ms. Bronner. Decisions and recommendations by the Committee are made on the basis of an assessment of corporate performance and a review of supporting data, including historical compensation data of other companies within the industry. Although actions with respect to various programs are taken at different times, consideration of each is made in the context of the overall compensation package provided by the Company.

         As of the time of issuing this report the Committee has not completed its evaluation of its compensation policies with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code. The Committee believes that compensation to be paid in fiscal 1998 will not exceed $1.0 million dollars in non-excluded compensation to any of the named executives.

         Compensation Philosophy. The Company's executive compensation program is designed to provide competitive levels of remuneration and assist the Company in attracting and retaining qualified executives. The Committee is committed to the objectives of linking executive compensation to corporate performance and providing incentives which align the interests of Company executives with the interests of its stockholders. This philosophy underlies executive compensation policies designed to integrate rewards with the attainment of annual and long-term performance goals, reward significant corporate performance and recognize individual initiatives and achievements. It is performance which most significantly influences an individual executive's compensation level. As a result, actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon the Company's performance. The executive compensation program is comprised of salary, annual cash incentives and long-term, stock-based incentives. The following is a discussion of each of the elements of the executive compensation program along with a description of the decisions and actions taken by the Committee with regard to fiscal 1996 compensation:

                  Base Salary. Salary ranges for each executive position are established by the Company based on appropriate external comparisons, internal responsibilities and relationships to other corporate positions. Existing base salaries and annual escalations for the named executives were established based on the foregoing factors and in negotiation with each of the executives in connection with their employment by the Company.

                  Annual Incentive. The Company may pay annual cash bonuses in any year to reward significant corporate accomplishments and individual initiatives which contributed to the attainment of targeted goals relating to product sales, product margins, return on capital employed, earnings per share and stockholder return. If the Committee determines that corporate results are such that a bonus program is warranted, then each executive's accomplishments are assessed as to their impact on corporate results. Contributions must be above and beyond normal expectations. The Chief Executive Officer meets with the Committee to review corporate results, the individual executive's contributions and his recommendations as to annual incentive payments. The Committee evaluates the Chief Executive Officer's contributions.

                  Long-Term Incentives. The 1994 Plan and the 1993 Plan were approved by stockholders for the purpose of promoting the interests of the Company and its stockholders by: (i) attracting and retaining executives and other key employees of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent management team; (iii) motivating executives and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other comparably situated corporations; and (v) enabling such employees to participate in the long-term growth and financial success of the Company.

         The 1994 Plan provides for the grant of options to acquire the Company's Common Stock. The granting of stock options is normally considered annually except when special events or circumstances warrant otherwise. The options are granted to employees based upon their potential impact on corporate results and on their performance. The specific terms of each grant of options, including the vesting thereof, are recommended by the Compensation Committee to the Board of Directors but are subject to the provisions of the 1994 Plan. Through June 30, 1994, options for an aggregate of 255,000 shares had been issued at a price of $3.25 per share. During 1995, options for an aggregate of 111,500 shares were granted at prices from $3.50 to $5.00 per share and 55,000 options were terminated. During 1996, 103,500 options were granted at prices ranging from $2.94 to $3.25 per share, and 15,000 options were terminated. During 1997, 475,000 options were granted prices ranging from $3.00 to $4.81 per share, and 20,000 options were terminated. At June 30, 1997, 855,000 options were outstanding, of which 610,000 were currently exercisable, and no shares were available for grant.

         The Directors Plan provides for the granting of stock options to non-employee directors to purchase up to an aggregate of 300,000 shares of the Company's Common Stock. During 1996, options for an aggregate of 90,000 shares were granted at a price of $3.50 per share, and during 1997, options for an aggregate of 67,500 shares were granted at a price of $3.38 per share. During 1997, a former director of the Company exercised an option for 15,000 shares. At June 30, 1997, 142,500 options are outstanding and 142,500 are available for grant.

         The Company has also adopted the 1993 Plan pursuant to which, in July 1993, it granted options to purchase an aggregate of 600,000 shares of Common Stock to the President and Chief Executive Officer of the Company, Irwin D. Simon. The options provided that vesting thereof was contingent upon the Company achieving specified levels of net sales or pre-tax income by certain dates. Following the acquisition by the Company in April 1994 of Hain Pure Food Company, Inc., the Board of Directors reviewed the vesting provisions in light of such acquisition, and Mr. Simon's performance in effecting the acquisition, and determined that the options would be treated as fully vested. The exercise price of the options is $3.25 per share.

         Chief Executive Officer Compensation. Irwin D. Simon, President and Chief Executive Officer of the Company, entered into a three year employment agreement (which extends a prior employment agreement) which commenced on July 1, 1996, at an annual base compensation of $200,000 effective July 1, 1996, with minimum annual increases of $25,000 on each of July 1, 1997 and July 1, 1998.

Compensation Committee:              Andrew R. Heyer, Chairman
                                     Beth L. Bronner
                                     Jack Futterman

Performance Graph

         The following graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the Standard & Poor's food group index for the period from January 21, 1994 (the date the Company's Common Stock began trading separately from the units issued in the Company's initial public offering) through June 30, 1997.

                The Hain Food
Date             Group, Inc.         S&P 500              S&P Food Group

01/22/94            100                100                     100
06/30/94            179                 94                      97
06/30/95            159                115                     121
06/30/96            123                141                     138
06/30/97            175                186                     188


                       PROPOSAL 1 - ELECTION OF DIRECTORS


         Eight Directors are to be elected, each Director to hold office until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, FOR the election of all of the nominees listed below.

         Following is certain information about the nominees:

Irwin D. Simon, President and Chief Executive Officer, Age 38

         Mr. Simon has been a Director, President and Chief Executive Officer of the Company since its inception and is its founder. From December 1990 through December 1992, Mr. Simon was employed in various marketing capacities with Slim-Fast Foods Company ("Slim Fast"), a national marketer of meal replacement and weight loss food supplements with annual revenues in excess of $500 million. His duties initially involved sales and marketing for the frozen and dairy divisions of Slim Fast, which included establishing and implementing marketing strategies and establishing a distribution system throughout the United States. In March 1992, Mr. Simon became Vice President of Marketing for Slim Fast. From 1986 through 1990, Mr. Simon was employed by The Haagen-Dazs Company, a division of Grand Metropolitan, plc. Haagen-Dazs is a manufacturer and distributor of premium ice cream and related products. Mr. Simon held a number of sales and marketing positions, including Eastern Regional Director of Haagen-Dazs Shops, the entity managing a majority of the franchisee system and all company-owned retail shops.

Andrew R. Heyer(1), Chairman of the Board, Age 40

         Mr. Heyer has been Chairman of the Board of Directors since he became a Director in November 1993 and a member of the Compensation Committee since 1994. Mr. Heyer has been a Managing Director of CIBC Wood Gundy Securities Corp., an affiliate of the Canadian Imperial Bank of Commerce and the successor to the Argosy Group, L.P. since August 1995. From February 1990 until August 1995, Mr. Heyer was a Managing Director of the Argosy Group, L.P., an investment banking firm that specialized in merger, acquisition, divestiture, financing, refinancing and restructuring transactions. Mr. Heyer also serves as a director of Heyer Wheels International, Inc. and Niagar Corporation.

Beth L. Bronner(1), Secretary of the Company, Age 46

         Ms. Bronner has been a Director since November 1993 and a member of the Compensation Committee since 1995. Ms. Bronner also serves as a director of Fortis, Inc. Ms. Bronner joined Citibank, N.A. in September 1996 as Vice President and Director of Marketing for the United States and Europe. From July 1994 to August 1996, Ms. Bronner was Vice President - Emerging Markets of American Telephone & Telegraph Company Consumer Communication Services business. Ms. Bronner was President of the Professional Products Division of Revlon, Inc. from May 1993 until June 1994. From February 1992 to May 1993 she was Executive Vice President of the Beauty Care and Professional Products Division of Revlon, Inc. Ms. Bronner also serves as a director of Fortis Inc.

Barry Gordon(2), Age 52

         Mr. Gordon has been a Director since November 1993 and a member of the Audit Committee since 1995. Mr. Gordon has been President and a director of American Fund Advisors, Inc., a money management firm since 1980, and was elected Chairman of the Board thereof in 1987. In addition, Mr. Gordon is President of The John Hancock Global Technology Fund (a mutual fund specializing in telecommunications and technology securities) and a director of Winfield Capital Corporation, Robocom Systems, Inc. and Skyland Park Management, Inc., all of which are publicly traded.

Steven S. Schwartzreich, Age 49

         Mr. Schwartzreich has been a Director since November 1993. Mr. Schwartzreich has been Vice President and a director of Nassau Suffolk Frozen Food Co., Inc., a distributor of frozen food, ice cream and bakery products to retail stores, since 1973. He is currently the Chairman and President of the Hunts Point Cooperative Market located in New York City.

William P. Carmichael(2), Age 52

         Mr. Carmichael has been a director since December 1995 and a member of the Audit Committee since 1996. Mr. Carmichael is a certified public accountant and member of the Illinois State Bar. He was Senior Vice President & Chief Accounting Officer of Sara Lee Corporation from 1991 until his retirement in 1993. From 1988 to 1990 he was Senior Vice President & Chief Financial Officer of the Beatrice Company. Mr. Carmichael is a director of several other companies, including Health O Meter Products, Inc., Cobra Electronics Corporation and The Golden Rule Insurance Company.

William J. Fox(2), Age 41

         Mr. Fox has been a Director since December 1996 and a member of the Audit Committee since December 1996. Mr. Fox has been Senior Executive Vice President since January 1997 and Executive Vice President and Chief Financial Officer of Revlon, Inc. and Revlon Consumer Products Corporation since 1992 and was elected as a director in November 1995 and September 1994, respectively. He has been Executive Vice President and Chief Financial Officer of Revlon Holdings Inc. since November 1991 and a Vice President since 1987. He has been Senior Vice President of MacAndrews & Forbes Holdings Inc. ("MacAndrews") since August 1990 and was Treasurer from February 1987 to September 1992. From April 1983 to February 1987, he held various positions at MacAndrews or its affiliates. Prior to April 1983, Mr. Fox was a certified public accountant at the international auditing firm of Coopers & Lybrand. Mr. Fox is a director of The Cosmetics Center, Inc.

Jack Futterman(1), Age 64

         Mr. Futterman has been a Director since December 1996 and a member of the Compensation Committee since December 1996. Mr. Futterman retired as Chairman and Chief Executive Officer of the Pathmark Supermarket chain in March

1996. He joined Pathmark in 1973 as Vice President of its drugstore and general merchandise divisions and occupied a number of positions before becoming Chairman and Chief Executive Officer. Mr. Futterman is a registered pharmacist and former Chairman of the National Association of Chain Drugstores. He is a Director of Del Labs, Inc. and Party City., Inc., as well as several not-for-profit organizations.

-----------------------

(1)      Compensation Committee member.
(2)      Audit Committee member.


Directors' Compensation, Committees and Meeting Attendance

         During the last fiscal year, the Board of Directors held five meetings.

         During the last fiscal year, the Company did not pay any direct compensation to Directors, other than reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. Under the Directors Plan, independent Directors receive a grant of 15,000 options to purchase shares of Common Stock upon election to the Board of Directors and 7,500 options to purchase shares of Common Stock upon re-election at each subsequent annual meeting of stockholders, at exercise prices which are not less than the fair market value of the Common Stock at the time of grant.

         The Board has two standing committees: the Compensation Committee and the Audit Committee. The Compensation Committee administers the 1994 Plan and the 1993 Plan, determines the compensation policies for Company officers, and recommends to the entire Board of Directors the salaries of the three most senior officers of the Company. During fiscal 1997, the Compensation Committee held one meeting.

         During fiscal 1997, the Company's Audit Committee held one meeting. The principal functions of the Audit Committee are: to receive reports prepared by the Company's finance department; to recommend the selection, retention or termination of independent auditors; to review arrangements and proposals for the overall scope of the annual audit with management and the independent auditors; and to discuss matters of concern to the Audit Committee with the independent auditors and management relating to the annual financial statements and results of the audit.

         During fiscal 1997, each of the incumbent Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and committees on which they served.

           PROPOSAL 2 - ADDITION OF SHARES TO AND LIMITATION OF AWARDS
             UNDER THE 1994 LONG TERM INCENTIVE AND STOCK AWARD PLAN

         The Board of Directors has adopted, subject to stockholder approval, amendments to the 1994 Plan to (a) increase the number of shares of Common Stock issuable under the 1994 Plan by 345,000 shares to 1,200,000 shares and (b) place an upper limit of 150,000 shares of Common Stock for which options or stock appreciation rights ("SARs") may be granted to any participant under the 1994 Plan during any calendar year. The proposed amendment to limit the number of shares for which options or SARs may be granted to individuals under the 1994 Plan provides a potential tax benefit to the Company by allowing options or SARs, if any, granted under the 1994 Plan to qualify under the "qualified performance-based compensation" exception to the limitation on deductibility of compensation of certain executives under Section 162(m) of the Internal Revenue Code. Without this limit, the benefit would not be available to the Company.

         The essential features of the 1994 Plan are summarized below. The summary does not purport to be a complete description of the 1994 Plan. Copies of the actual plan document may be obtained by contacting the Assistant Secretary of the Company.

Description of the 1994 Plan

         The 1994 Plan is intended to advance the interests of the Company and its stockholders by providing a means to attract, retain and motivate selected employees to the Company and its subsidiaries and affiliates ("Employees"). The 1994 Plan is administered by the Committee. The Committee has the full and final authority to select Employees to whom awards under the 1994 Plan ("Awards") may be granted, to determine the type or types of Awards to be granted to such Employees and to make all determinations as may be required for the administration of the 1994 Plan. The Committee also would have authority to waive conditions relating to an Award or accelerate vesting of Awards. The shares of Common Stock distributed under the 1994 Plan consist of authorized but unissued shares of the Company or treasury shares including shares reacquired by the Company. Shares of Common Stock subject to Awards which are forfeited, cancelled, exchanged or surrendered (other than Awards cancelled upon exercise of a tandem Award) or which are settled in cash or otherwise terminated without a distribution of shares of Common Stock, are available for further Awards except where dividends or dividend equivalents have been paid and accrued on such Award and are not also forfeited, cancelled, exchanged or surrendered. No Awards will be granted under the 1994 Plan after October 3, 2004.

Types of Awards Authorized under the 1994 Plan

         Options. Under the 1994 Plan, the Committee has authority to grant incentive stock options ("ISOs") and nonqualified stock options. In the case of ISOs the terms of such grants would be subject to, and comply with, Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price per share of options would be determined by the Committee, and the Committee may without limitations, set an exercise price that is based upon achievement of performance criteria. Options maybe be exercised at such time or times as may be determined by the Committee, and by payment or arrangement for payment in such manner as determined by the Committee (including, without limitation, broker-assisted exercise arrangements) and by such form of payment as the Committee may authorize (including, without limitations, cash, shares of Common Stock, notes or other property.) The ability to pay the exercise price in shares of Common Stock would, if permitted by the Committee, enable to the optionee to engage in a series of successive stock-for stock exercises and thereby fully exercise any options with little or no cash investment. Currently, 855,000 options have been granted under the 1994 Plan.

         SARs. Under the 1994 Plan, the Committee has the power to grant SARs entitling the holder to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine, as of any time during a specified period before or after the exercise date) of a specified number of shares of Common Stock over the grant price of the SAR, with payment to be made in cash, shares of Common Stock or other property as specified by the Committee. Any SAR would be exercisable at such times as the Committee shall determine. A SAR is permitted to be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. Currently, no SARs have been granted under the 1994 Plan.

         Restricted Shares of Common Stock and Restricted Share Units. Under the 1994 Plan, the Committee is authorized to grant restricted shares and restricted share units, subject to such forfeiture conditions and other restrictions on transfer as the Committee may determine. Upon vesting, restricted share units would be paid in shares of Common Stock or cash, as determined by the Committee. Unless otherwise provided by the Committee, restricted shares and restricted share units would provide the recipient with the right to receive dividends or dividend equivalents. Such dividends or dividend equivalents would be subject to forfeiture as determined by the Committee. Currently no restricted shares have been granted under the 1994 Plan.

         Performance Shares of Common Stock and Performance Units. The Committee is authorized to grant performance shares of Common Stock and performance units payable to, or exercisable by, such holder upon the achievement of certain performance objectives during such performance periods (of one or more years) as the Committee may determine. If during the course of a performance period significant events, as determined by the Committee, occur which the Committee expects to have a substantial effect on a performance objective during the period, the Committee is permitted to revise the performance objective. Performance shares or performance units are permitted to be paid in shares of Common Stock or cash and in a lump sum or installments following the close of the relevant performance period. Currently, no performance shares have been granted under the 1994 Plan.

         Dividend Equivalents. Dividend equivalents consist of a right to receive cash, shares of Common Stock or other property equivalent to dividends with respect to a specified number of shares of Common Stock determined by the Committee. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. In the discretion of the Committee, such amounts would be deemed to have been reinvested in additional shares of Common Stock, or other investment vehicles as the Committee shall specify. Dividend equivalents (other than freestanding dividend equivalents) are subject to all conditions and restrictions of the underlying Awards to which they relate.
Currently, no dividend equivalents have been awarded under the 1994 Plan.

         Other Stock Based Awards. The Committee also has the authority to grant share based Awards which consist of rights or Awards other than stock options, stock appreciation rights, restricted shares of Common Stock or restricted share units, performance shares of Common Stock or performance units or dividend equivalents. Such Awards, if granted, would have such terms and conditions as the Committee would determine.

         Restrictions on Transfer. Awards are not transferable except by will or the laws of descent and distribution and are be exercisable, during the lifetime of the individual, only by such individual or by such individual's guardian or legal representative.

         Amendments, Suspension or Discontinuance of the 1994 Plan. The Board of Directors is permitted to amend, suspend or discontinue or terminate the 1994 Plan, provided, however, that approval of the stockholders of the Company within one year after such Board action must be obtained if such approval is required by any Delaware or U.S. federal law or regulation (including Rule 16b-3, if applicable) or the rules of any stock exchange or automated quotation system on which the shares of Common Stock may then be listed or quoted.

U.S. Federal Income Tax Consequences of the 1994 Plan

         The following is a summary of the principal federal income tax consequences associated with the granting of Awards under the 1994 Plan. This summary is based on the provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof. It does not describe all federal income tax consequences under the 1994 Plan, nor does it describe foreign, state or local tax consequences.

         Stock Options. In general, the grant of a stock option will not be a taxable event to the recipient. The tax consequences associated with the exercise of a stock option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is an ISO or a nonqualified stock option.

         Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of Common Stock received upon exercise over the exericise price. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock will be capital gain or loss, long-term, mid-term or short-term, depending on the holding period for the shares of Common Stock.

         Generally, a participant will not recognize ordinary taxable income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of termination of employment by reason of disability or death). If an ISO granted under the 1994 Plan is exercised after these periods, the exercise will be treated for U.S. federal income tax purposes as the exercise of a nonqualified stock option. In addition, the exercise of an ISO granted under the 1994 Plan will be treated for U.S. Federal Income Tax purposes as the exercise of a non-qualified option to the extent it (together with any other ISOs granted after 1986 under other plans of the Company and its subsidiaries) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

         If shares of Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years from the date of grant of the option, any gain or loss will be mid-term or long-term capital gain or loss, depending on whether such shares were sold or exchanged more than 18 months after the date of exercise. If shares of Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term, mid-term or short-term, depending on how long the shares of Common Stock have been held. When shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term, mid-term or short-term capital loss, depending on how long the shares of Common Stock have been held. In the event of a Disqualifying Disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

         Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

         Restricted Stock. A participant who receives restricted shares of Common Stock will generally recognize ordinary income at the time the restrictions on transferability lapse. The amount of ordinary income so recognized will be the fair market value of the shares of Common Stock at the time the income is recognized, determined without regard to any restrictions other than restrictions which by their terms will never lapse. Dividends paid with respect to shares of Common Stock while such shares are nontransferable will be taxable as ordinary compensation income to the participant and generally will be deductible by the Company.

         In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares of Common Stock as to which a proper Section 83(b) election has been made will be taxable as ordinary dividend income to the participant and will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

         Stock Appreciation Rights and Other Awards. With respect to stock appreciation rights and other awards under the 1994 Plan not described above, generally, when a participant receives payment with respect to an award granted to him or her under the 1994 Plan, the amount of cash or other property and the fair market value of shares of Common Stock received will be ordinary income to such participant and generally will be deductible by the Company.

         Limitation on Deductibility. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with awards granted under the Plan) by a public company to a "covered employee" (the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1.0 million. The Company may, but is not required to, structure certain non-qualified stock options and certain other awards made under the 1994 Plan to comply with an exception to nondeductiblity under Section 162(m) of the Code.

         Payment of Withholding Taxes. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy and federal, state or local withholding tax requirements associated with awards under the 1994 Plan.

         Special Rules. Special rules may apply to a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 (generally directors, officers and 10% stockholders). Certain additional special rules apply if the exercise price for an option is paid for with shares of Common Stock previously owned by the optionee rather than with cash.

Grants of Options

         Subject to approval of the amendment to the 1994 Plan by the stockholders, 125,000 stock options have conditionally been granted to Mr. Simon at the closing sales price of $4.8125 per share on the date of grant (June 30, 1997), 60,000 shares have conditionally been granted to Andrew Jacobson, who became an executive of the Company in connection with its acquisition of Westbrae Natural, Inc., at the closing sales price of $12.6875 on the date of grant (October 14, 1997) and 160,000 options will remain available for grant under the 1994 Plan.

         In connection with conditional options to acquire 125,000 shares of Common Stock granted to Mr. Simon by the Committee shortly after the end of the Company's fiscal year, the Company will incur a straight line non-cash compensation charge over the 10-year vesting period of the options. The options were conditioned upon Board of Directors' and stockholders' approval. Board of Directors approval was received on October 10, 1997. The non-cash compensation charge will be determined based on the difference between the closing price on the date all of the conditions to the grant have been satisfied, now expected to be December 9, 1997, the date of the Company's annual stockholders meeting, and the closing price on the date of grant. Based on the closing price on October 27, 1997, the annual non-cash compensation charge would be approximately $58,594 and, in the aggregate, $585,938.

Recommendation

         At the annual meeting, the Company's stockholders will be asked to approve amendments to the 1994 Plan to (a) increase the number of shares issuable over the term of the 1994 Plan by 345,000 shares to 1,200,000 shares in the aggregate and (b) place an upper limit of 150,000 shares of Common Stock or SARs may be granted to any participant under the 1994 Plan during any calendar year. The Board of Directors believes that approval of the amendments to the 1994 Plan is in the best interests of the Company and its stockholders and unanimously recommends a vote FOR approval. Approval of the amendments requires the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented in person or by proxy at the annual meeting and entitled to vote.


       PROPOSAL 3 - RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS


         It is the practice of the Board of Directors of the Company to designate the accounting firm that will serve as independent auditors for the Company. The Audit Committee has recommended that Ernst & Young LLP be selected to audit the Company's financial statements for the fiscal year ending June 30, 1998 and the Board of Directors of the Company has approved the selection of Ernst & Young LLP. Ernst & Young LLP audited the Company's financial statements for the fiscal years ended June 30, 1994 through June 30, 1997. Unless a contrary vote is indicated, the Proxies solicited hereby will be voted FOR the ratification of the selection of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1998.

         The Audit Committee reviews and approves the audit and non-audit services to be provided by the Company's independent auditors during the year, considers the effect that performing those services might have on audit independence, and approves management's engagement of the Company's independent auditors to perform those services.

         Ernst & Young LLP expects to have a representative at the 1997 Annual Meeting of Stockholders who will have the opportunity to make a statement and will be available to respond to appropriate questions.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such Officers, Directors and stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's Executive Officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except for one late filing on behalf of each of Mr. Brecher, Mr. Futterman and Mr. Fox.

                                  OTHER MATTERS

         Management does not know of any other matters that will come before the meeting, but should any other matters requiring a vote of stockholders arise, including any question as to an adjournment of the meeting, the persons named on the enclosed Proxy will vote thereon according to their best judgment in the interests of the Company. All shares represented by valid Proxies, unless otherwise specified, will be voted in the election of Directors for the nominees named above; provided, however, that in the event any of such nominees should withdraw or otherwise become unavailable for reasons not presently known, the persons named as Proxies will vote FOR the election of the other persons in their place.

                              STOCKHOLDER PROPOSALS

         The Company will not consider including a stockholder's proposal for action at its 1998 Annual Meeting of Stockholders in the proxy material to be mailed to its stockholders in connection with such meeting unless such proposal is received at the principal office of the Company no later than July 31, 1998.

         By order of the Board of Directors,


         BETH L. BRONNER
         Corporate Secretary


Dated:  November 10, 1997


Your vote is important. Stockholders who do not expect to be present at the Annual Meeting and who wish to have their stock voted are requested to sign and date the enclosed proxy and return it in the enclosed envelope. No postage is required if mailed in the United States.

                              [Form of Proxy Card]

                            THE HAIN FOOD GROUP, INC.


         This Proxy is Solicited on Behalf of the Board of Directors of The Hain Food Group, Inc. (the "Company"). The undersigned hereby appoints Andrew R. Heyer, Irwin D. Simon and Jack Kaufman, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company on December 9, 1997, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. If no instruction is given the shares will be voted "FOR" items 1 through 3 below, each of said items being more fully described in the Notice of such meeting and the accompanying Proxy Statement, receipt of which are hereby acknowledged.

    The Board of Directors Recommends You Vote "FOR" Each of the Items Below

1.       Election of Directors

          FOR all nominees listed below [  ]         WITHHOLD AUTHORITY [  ]
          (except as marked to the contrary          to vote for all nominees
           below)                                    listed below
               (Instructions: to withhold authority to vote for individual nominees, strike a line through the nominees name listed below.)
                   Andrew R. Heyer, Irwin D. Simon, Beth L. Bronner,
                   Barry Gordon, Steven S. Schwartzreich, William P. Carmichael, William J. Fox, Jack Futterman

2. To approve the amendments to the 1994 Long Term Incentive and Stock Award Plan to (a) increase the number of shares issuable over the term of the plan by 345,000 shares to 1,200,000 shares in the aggregate and
         (b) place an upper limit of 150,000 shares on the number of shares for which options or stock appreciation rights may be granted to any participant under the plan during any calendar year.

             For [  ]                Against [  ]                Abstain [  ]


3. To ratify the appointment of Ernst & Young LLP, to act as independent auditors of the Company for the fiscal year ending June 30, 1998.

             For [  ]                Against [  ]                Abstain [  ]


                      Please Complete All Information Below


                  Signature:___________________________________________________
                  Signature:___________________________________________________
                  Dated:___________________________________________________1997
                        Please sign exactly as names appear hereon, indicating official position or representative capacity, if any. If shares are held jointly, both owners should sign.